UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

Eclipse Resources Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36511	46-4812998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania		16803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (814) 308-9754

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02Results of Operations and Financial Condition.

On February 7, 2017, Eclipse Resources Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing among other things, its financial and operational results for the fourth quarter 2016 and the year ended December 31, 2016, its 2017 capital budget and the increase in its revolving credit facility borrowing base.

Item 7.01Regulation FD Disclosure.

On February 8, 2017, the Company will be hosting its 2017 Analyst Day at the Intercontinental Barclay Hotel in New York City beginning at 9:00 am Eastern time.  A live webcast of the meeting and the accompanying presentations will be made available on the “Investors” section of the Company’s website at www.eclipseresources.com, just prior to the event.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECLIPSE RESOURCES CORPORATION

Date: February 7, 2017	By:	/s/ Christopher K. Hulburt
	Name:	Christopher K. Hulburt
	Title:	Executive Vice President, Secretary and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 7, 2017.